                                Pricing Agreement

Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
      World Financial Center
      250 Vesey Street
      New York, NY 10281
J.P. Morgan Securities Inc.
       60 Wall Street
       New York, New York  10560

                                                     April 21, 1999

Ladies and Gentlemen:

         Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 21, 1999 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities as specified in Schedule I hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

 An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore deliv ered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Corporation agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         This Pricing Agreement may be executed in counterparts, and may be evi denced by an exchange of telegraphic communications or any other rapid transmis sion device designed to produce a written record of communications transmitted.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Corporation and each of the Underwriters plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Corporation.

                                         Very truly yours,

                                         Norfolk Southern Corporation


                                         By: /s/ William J. Romig
                                             -----------------------------
                                            Name:  William J. Romig
                                            Title: Vice President and Treasurer

Accepted as of the date hereof:


Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
J.P. Morgan Securities Inc.

By:  J.P. Morgan Securities Inc.

By: /s/ Raymond Schmitt
   -----------------------------
   Name: Raymond Schmitt
   Title: Vice President

By:  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: /s/ William S. Susman
   -----------------------------
   Name: William S. Susman
   Title: Director

                                   SCHEDULE I

                                                                     Principal
                                                                     Amount of
                                                                       Notes
                                                                       to be
Underwriters                                                         Purchased
------------                                                         ---------
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated...................................  $200,000,000
J.P. Morgan Securities Inc.......................................   200,000,000

         Total...................................................  $400,000,000



                                   Sched. I-1

                                   SCHEDULE II

Closing: April 26, 1999 at 9:30 a.m. at Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York

Price of Securities:    99.658



                                   Sched. I-2